EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-55234) pertaining to the Security Capital Corporation 2000 Long-Term Incentive Plan of our report dated June 10, 2005 with respect to the consolidated financial statements and schedule of Security Capital Corporation and subsidiaries in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Stamford, Connecticut
June 20, 2005